UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 13, 2022

Date of Report (Date of earliest event reported)

ELECTRIC LAST MILE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39457	84-2308711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1055 W. Square Lake Road

Troy, Michigan 48098

(Address of Principal Executive Offices) (Zip Code)

(888) 825-9111

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ELMS	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of common stock, each at an exercise price of $11.50 per share	ELMSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.03. Bankruptcy or Receivership.

On June 14, 2022, Electric Last Mile Solutions, Inc. (the “Company”) and its subsidiary, Electric Last Mile, Inc. (together, the “Debtors”), ceased operations and commenced bankruptcy proceedings (the “Chapter 7 Cases”) by filing voluntary petitions for relief under the provisions of Chapter 7 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (the “Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Company previously disclosed its intention to commence a proceeding under Chapter 7 of the Code in a Current Report on Form 8-K filed on June 13, 2022 (the “June Current Report”).

As a result of the commencement of the Chapter 7 Cases, a Chapter 7 trustee will be appointed by the Bankruptcy Court to administer the Debtors’ estates and to perform the duties set forth in Section 704 of the Code.

Item 3.01. Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 13, 2022, the Company received a letter from the staff of the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”), notifying the Company that the Staff has determined that the Company’s securities will be delisted from Nasdaq based on the following factors:

•	the Company’s announcement of its intention to commence a proceeding under Chapter 7 of the Code, as disclosed in the June Current Report;
•	concerns regarding the residual equity interest of the existing listed securities holders; and
•	concerns about the Company’s ability to sustain compliance with all requirements for continued listing on The Nasdaq Stock Market, in light of the Company’s current non-compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule 5250(c)(1) Noncompliance”) as a result of its delinquent Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and Quarterly Report on Form 10-Q for the three-month period ended March 31, 2022, as well as the Company’s current non-compliance with Nasdaq Listing Rule 5550(a)(2) (the “Rule 5550(a)(2) Noncompliance”), which sets forth the minimum bid price requirement for continued listing on the Nasdaq Global Select Market.

Prior correspondence with the Staff regarding the Rule 5250(c)(1) Noncompliance is discussed further in Current Reports on Form 8-K filed on April 11, 2022 and May 24, 2022, and prior correspondence with the Staff regarding the Rule 5550(a)(2) Noncompliance is discussed further in the June Current Report.

The Company does not intend to appeal the Staff’s determination, given the commencement of the Chapter 7 Cases. Therefore, the Company anticipates that trading in the Company’s common stock and warrants will be suspended at the opening of business on June 23, 2022 and subsequently delisted from Nasdaq, as indicated in the Staff’s letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2022	ELECTRIC LAST MILE SOLUTIONS, INC.

	By:	/s/ Shauna F. McIntyre
Shauna F. McIntyre
Interim Chief Executive Officer and President